ASSET PURCHASE AGREEMENT


          THIS ASSET PURCHASE AGREEMENT (the "Agreement") dated as of July 29, 1994, by and between Jennifer Convertibles, Inc., a Delaware corporation (the "Buyer"), and Jerome I. Silverman
(the "Seller").


                                   RECITALS


          A. The Seller, among other things, is engaged in the business of providing financial and accounting services to the Buyer (the "Business") and is the owner of all of the issued and outstanding shares of capital stock of JISCO Holding Corp. ("JISCO"), the tenant under a lease dated July 18, 1991, as amended (the "Lease") affecting 6,997 square feet of gross rentable area at 417-419 Crossways Park Drive, Woodbury, New York 11797 (the "Leased Premises").

          B. In connection with the termination of Seller's provision of services to the Buyer, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, the JISCO stock and certain of the assets of the Seller which are used in the Business and located at the Leased Premises upon the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants which are to be made and performed by the respective parties, it is hereby agreed as follows:


             ARTICLE I - - SALE AND PURCHASE OF ASSETS
                         AND ASSUMPTION OF LIABILITIES

Section 1.1 The Purchase and Sale. Upon the terms and subject to all of the conditions set forth herein, on the Closing Date (as defined in Section 3.1), the Seller agrees to sell to the Buyer, free and clear of all liens, restrictions, security interests, claims, charges, or encumbrances whatsoever ("Encumbrance"), (a) all of the issued and outstanding capital stock of JISCO (the "JISCO Stock"), (b) all of the right, title and interest in and to all property and assets owned by the Seller and used in the Business and located at the Leased Premises which are listed on Schedule 1.1 hereto (the "Property"), (c) all right, title and interest of the Seller under contracts, leases and other agreements which are listed on Schedule 1.2 hereto (the "Contracts") and (d) all corporate records and books of account of JISCO and including, without limiting the generality of the








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foregoing, minute books, share register books, share certificate books and corporate seals, and all books and records, correspondence and files of or relating to the business of the Buyer, Purchased Assets (hereinafter defined) and/or the employees as to which the Buyer has agreed to offer employment pursuant to Section 4.2 hereof (collectively, the "Records"; and JISCO Stock, the Property, the Contracts and the Records are referred to herein collectively as the "Purchased Assets"), and the Buyer agrees to purchase the Purchased Assets from the Seller. The Purchased Assets shall not include (a) cash, cash equivalents and accounts receivable of the Seller as of the date hereof and the Closing Date, (b) the personal property owned by Seller and located at the Leased Premises listed on Schedule 1.3 hereto and (c) any records of the Seller not relating to the Buyer, including, without limitation, records relating to Jara Enterprises, Inc. and any of its subsidiaries or affiliates (other than the Buyer) and any records relating to clients of the Seller (other than the Buyer).

          To the extent that any Contract is not assignable to the Buyer, the Seller shall use its reasonable efforts to provide the Buyer with all of the benefits of such Contract. To the extent that any Contract described above is not assignable to the Buyer without the consent of a third party, which consent has not been obtained as of the Closing Date, if the Closing occurs prior to obtaining of such consent, then (x) such Contract shall not be assigned to the Buyer until the consent has been obtained; (y) the Seller shall use its best efforts to obtain the consent; and (z) until the consent is obtained the Seller shall do all things reasonably necessary and cooperate with Buyer to provide the Buyer with all of the benefits of any such Contract. In obtaining any such consent the Seller will not agree to modification or amendment to any Contract or otherwise obligate the Buyer to pay any additional sums of money thereunder without obtaining the Buyer's prior written consent.

Section 1.2 Assumption of Liabilities. Subject to the conditions herein set forth, upon the transfer of the Purchased Assets on the Closing Date, the Buyer shall assume all liabilities and obligations of the Seller which are listed on Schedule 1.3 hereto arising on or after September 1, 1994 under each Contract assigned to the Buyer pursuant to this Agreement, or to which the Buyer otherwise specifically consents in writing (the "Assumed Liabilities") . Except as specifically set forth herein, the Buyer has not, and shall not be deemed to have, assumed any other obligations or liabilities of the Seller whatsoever of any kind or nature, whether accrued, absolute, contingent or otherwise, and the Seller shall be solely responsible for and fully and promptly pay and discharge any and all such obligations or liabilities when due.



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                         ARTICLE II -- PURCHASE PRICE

Section 2.1 Purchase Price. The aggregate purchase price to be paid by the Buyer to the Seller for the Purchased Assets, and the rights and benefits conferred hereunder, shall be $256,488.22
(the "Purchase Price").

Section 2.2 Payment. On or before July 31, 1994, the Buyer shall, by wire transfer or bank check of immediately available funds, prepay the Purchase Price to the Seller.


                            ARTICLE III -- CLOSING

Section 3.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall be held at 10:00 a.m. on September 1, 1994, or on such other date as may be agreed upon by the parties hereto (the "Closing Date"), at the offices of Dickstein, Shapiro & Morin, L.L.P., 598 Madison Avenue, New York, New York 10022 or at such other place as may be agreed upon by the parties hereto.

Section 3.2 Deliveries by the Seller. At the Closing, the Seller shall deliver the following items to the Buyer:

     (a) The share certificates representing the JISCO Stock duly endorsed for transfer to the Buyer, with all applicable tax stamps attached.

     (b) The resignation in writing of all directors and officers of JISCO, effective as of the Closing Date.

     (c) Executed documents of transfer and assignment required to transfer Seller's right, title and interest to the Purchased Assets (other than the JISCO Stock) to the Buyer, consisting of a Bill of Sale, Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit 3.2 and such other deeds, bills of sale, assignments or other instruments of conveyance and transfer necessary or appropriate to vest legal, good and marketable title in and to the Purchased Assets, free and clear of all Encumbrances;

     (d)  The Records, Contracts and Purchased Assets; and

     (e) All other previously undelivered items required to be delivered by the Seller to the Buyer at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith unless waived in writing by the Buyer.

Section 3.3 Deliveries by the Buyer. At or prior to the Closing, the Buyer shall deliver the following items to the Seller:


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     (a)  the Purchase Price as required under Section 2.2;

     (b) executed documents reasonably requested by the Seller providing for the assumption of the Assumed Liabilities in accordance with Section 1.2 of this Agreement, including without limitation, the Bill of Sale, Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit 3.2; and

     (c) all other previously undelivered items required to be delivered by the Buyer at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith unless waived in writing by the Seller.


                ARTICLE IV -- ADDITIONAL AGREEMENTS

Section 4.1 Expenses. Except as otherwise stated herein, the Buyer and the Seller will pay their own expenses incident to the preparation and carrying out of this Agreement and the expenses and fees involved in the preparation and delivery of all documents required to be delivered by or on behalf of it hereunder.

Section 4.2 Employees. (a) Commencing on August 29, 1994, the Buyer shall offer to employ, and will employ if such offer of employment is accepted, the persons listed on Schedule 4.2 hereto (the "Employees") on the same terms, conditions and benefits by which such Employees were employed by Seller immediately prior to such date, and otherwise in accordance with the policies of Buyer with respect to its employees of similar status generally. The Seller shall reimburse Buyer for the wages of all such Employees (including all social security, unemployment and disability insurance, payroll taxes and other amounts incurred or paid by Buyer) for the period of August 29, 1994 through August 31, 1994. Such reimbursement shall be made by Seller to Buyer on or about September 9, 1994. Prior to November 30, 1994, Buyer shall not terminate the employment of any such Employee without cause. For the purposes of this Agreement, the term "cause" shall mean (i) willfully and materially refusing or failing to carry out specific directions of the Buyer or its officers, directors or supervisors, or willfully refusing or failing to perform a material part of his or her duties, including by reason of repeated unexcused absence from work; (ii) wilful engaging by the Employee in conduct which is materially or repeatedly injurious to the Buyer, monetarily or otherwise; (iii) willfully acting fraudulently or dishonestly in his relations with the Buyer; (iv) committing larceny, embezzlement, conversion or any act involving the misappropriation of funds in the course of his or her employment; or (v) conviction of any crime involving an act of moral turpitude. No act or failure to act on the Employee's part shall be deemed "willful" unless done, or omitted to be done, by him not in good faith and without a reasonable belief that his or her action or omission was in the best interest of the Buyer.

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     (b) Seller shall continue to provide health insurance to the Employees through February 28, 1995 pursuant to the terms and conditions by which such Employees were provided such insurance on August 28, 1994. Buyer shall reimburse Seller for the full premium of such insurance for each such Employee (or other payment made to such Employee in lieu of insurance premiums) (i) with respect to the Chubb major medical coverage, on a monthly basis on the 5th day of each calendar month for the period from the 7th day of the current calendar month through the 6th day of the following calendar month, commencing September 5, 1994 and (ii) with respect to Blue Cross/Blue Shield hospitalization coverage, on a quarterly basis on the 5th day of September and December 1994 for the three month periods of September 1, 1994 through November 30, 1994 and December 1, 1994 through February 28, 1995, respectively; which premium as of the date hereof is $3,618.12 per month and $3032.25 per quarter, respectively. The September reimbursement for the insurance premiums of Employees shall also include reimbursement for insurance coverage for the Employees for the period from September 1, 1994 through September 6, 1994. The Employees shall be subject to any co-payment which may be charged to Buyer's employees generally. On March 1, 1995, Seller shall no longer be required to provide health insurance to any such Employee who is then employed by Buyer.

     (c) Buyer shall provide workman's compensation and disability insurance to the Employees commencing on September 1, 1994.

     (d) Commencing on September 1, 1994, Seller shall reimburse Buyer on a weekly basis for services performed for Seller by any Employee, based on time records kept by such Employee and submitted to Buyer. The Seller agrees that its use of the Employees shall be conducted in a manner so as to not unreasonably interfere with the duties being performed by the Employees for the Buyer. Such reimbursement shall consist of the pro rata portion of the salary of such Employee for the time spent working on Seller's behalf plus payroll taxes on such salary as well as the pro rata portion of workman's compensation and disability insurance, health insurance and other benefits. All reimbursements hereunder shall be paid within seven (7) days after the end of the week in which such services were performed.

     (e) Any amounts payable by Seller to Buyer hereunder may, in Buyer's discretion, be offset and credited against amounts otherwise payable by Buyer to Seller hereunder.

Section 4.3 Occupancy. (a) Through February 28, 1995, the Seller and the persons listed on Schedule 4.3 hereto (or any replacement thereof) shall have the right to continue to jointly occupy that portion of the Leased Premises currently occupied by the Seller (except as otherwise provided for herein), maintain keys and have access to such premises and be permitted to utilize the Purchased Assets notwithstanding the transfer of title

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pursuant to this Agreement. The Seller agrees that its occupancy of the Leased
Premises and use of the Purchased Assets shall be conducted in a manner so as to not unreasonably interfere with the Buyer's occupancy of the Leased
Premises and use of the Purchased Assets. The Seller shall not remove any Records or other files or documents from the Leased Premises relating to the Buyer, the Leased Premises, the Purchased Assets or JISCO. Notwithstanding this continued occupancy, Seller and his employees shall not be responsible to Buyer for rent or utilities (excluding telephone, which telephone costs shall be calculated by the telephone computer for extensions used by the Seller and the persons listed on Schedule 4.3 hereto or any replacements thereof) . In the event that the office space currently under construction by Buyer is not complete on February 28, 1995, Seller and the persons listed on Schedule 4.3 hereto shall continue to have all rights of occupancy and use set forth in this Section 4.3 until such construction is complete.

     (b) After August 1, 1994 and until February 28, 1995 (or such later date as provided for in the last sentence of clause (a) above), Seller shall have the right to occupy the office previously used by Al Ferrara.

     (c) At any time on or prior to the Closing Date, the Seller shall have the right to change the name of JISCO to such other name as shall be reasonably acceptable to the Buyer.

     (d) The Seller covenants that, from and after the date hereof and until the Closing Date, except as otherwise consented to in writing by the Buyer, the Seller shall conduct the business of JISCO in the ordinary course and consistent with prior practice and shall maintain, keep and preserve all of the Purchased Assets in good condition and repair and maintain insurance thereon in accordance with present practice. The Seller shall give the Buyer prompt written notice of any material change in or addition to any of the information contained in the representations and warranties made by the Seller in this Agreement or other notice or event affecting any of the Purchased Assets which occurs after the date hereof and prior to the Closing Date. Without limiting the generality of the foregoing: (i) Seller will not, without Buyer's prior written approval, change the certificate of incorporation or by-laws of JISCO or merge or consolidate or obligate JISCO to do so with or into any other entity; and (ii) Seller will not, without Buyer's prior written approval, enter into, or permit JISCO to enter into, any contract, agreement, commitment or other understanding or arrangement which could have the effect of binding the Buyer or otherwise create any obligation or liability on the Buyer.

Section 4.4    Transition.  (a)  Effective August 31, 1994, the
Buyer is terminating the services of Seller and his company.  The
Seller hereby agrees to assist and cooperate with the Buyer and

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its Chief Financial Officer before and after September 1, 1994 for the purpose of effecting an orderly transition of the Records and accounting services and functions previously performed by Seller and his company to the Buyer and its accounting staff.

          (b) The termination of the Seller's services by the Buyer pursuant to clause (a) above shall not apply to Jennifer Chicago, L.P., Southeastern Florida Holding Co., Inc., Jennifer L.P. II, Jennifer L.P. III, Jennifer L.P. IV, Jennifer L.P. V, Jennifer L.P. VI, Jennifer L.P. VII and Jennifer L.P. VIII, unless Buyer or the appropriate entity shall send a notice to Seller that the services of Seller will no longer be required, which notice shall be sent at least fourteen (14) days prior to the date of termination.

Section 4.5 Notice to Employees. Within one (1) week following the execution of this Agreement, Seller agrees to notify all of its employees of the transfer of the accounting services and functions currently performed by the Seller to the Buyer and that from and after August 29, 1994 the Employees shall be offered positions with the Buyer and, if the Employees accept employment with the Buyer, they will become employees of the Buyer under the supervision of the Buyer and its Chief Financial Officer.

Section 4.6 Indemnification. (a) The Seller shall indemnify and hold harmless the Buyer and JISCO and their respective affiliates, successors and assigns, from and against any losses, damages, expenses or liabilities, including, without limitation, reasonable attorneys' fees, which may be sustained, suffered or incurred by the Buyer or JISCO, or their affiliates, successors and assigns, arising from or in connection with (i) the breach of any Seller's covenants, representations, warranties, agreements, obligations or undertakings hereunder and (ii) any claim, cost expense, liability or obligation incurred with respect to the liabilities or obligations of the Seller not expressly assumed by the Buyer in accordance with this Agreement.

          (b) The Buyer shall indemnify and hold harmless the Seller, and his successors and assigns, from and against any losses, damages, expenses or liabilities, including, without limitation, reasonable attorneys' fees, which may be sustained, suffered or incurred by the Seller, or his successors and assigns, arising from or in connection with (i) the breach of any Buyer's covenants, representations, warranties, agreements, obligations or undertakings hereunder, (ii) any claim, cost expense, liability or obligation incurred with respect to the Assumed Liabilities and (iii) any claim or action brought against the Seller as a result of the termination of an Employee by the Buyer during the period from September 1, 1994 through November 30, 1994.


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    ARTICLE V -- REPRESENTATIONS AND WARRANTIES OF THE SELLER

          The Seller represents and warrants to the Buyer, and the Buyer in agreeing to consummate the transactions contemplated by this Agreement has relied upon such representations and warranties, that:

Section 5.1 Title to the Purchased Assets. The Seller has good, valid and marketable title to all of the Purchased Assets, free and clear of all Encumbrances, except for assets which are currently being leased or financed and which are set forth on Schedule 5.5 hereto. The Seller has, except for such leased or financed assets which are set forth on Schedule 5.5 hereto, and on the Closing Date will have, complete and unrestricted power and the unqualified right to sell, assign, transfer, convey and deliver to the Buyer, and will transfer and convey to the Buyer at the Closing, and the Buyer will acquire at the Closing, good, valid and marketable title to the Purchased Assets free and clear of any Encumbrance whatsoever. The Purchased Assets are in good operating condition and repair.

Section 5.2 Valid and Binding Agreement. This Agreement has been duly and validly executed and delivered by the Seller and constitutes a valid and binding agreement of the Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization or similar laws relating to creditors' rights generally.

Section 5.3 No Violation, Etc. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by the Seller with any of the provisions hereof will (i) violate or conflict with the Certificate of Incorporation of JISCO or any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to JISCO or Seller or (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or any event that, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of the Seller or JISCO under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation of the Seller.

Section 5.4 Consents and Approvals. Except as set forth on Schedule 5.4, no material permit, consent, approval or authorization of, or declaration, filing or registration with, any governmental authority is necessary in connection with the execution and delivery by the Seller of this Agreement or the consummation by any of it of the transactions contemplated hereby and

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no consent of any third party is required to consummate any of the transactions contemplated hereby. The sale of the JISCO Stock to the Buyer pursuant to this Agreement does not constitute an assignment of the lease for the Leased Premises or require the consent of the landlord of the Leased Premises or any other party.

Section 5.5 Leases and Other Loans. Except as set forth in Schedule 5.5 hereto, none of the Purchased Assets are subject to any leases or other security interests. Seller shall acquire title to all leased assets and repay all loans secured by Purchased Assets before the Closing Date.

Section 5.6 Broker's or Finder's Fees. No agent, broker, investment banker, person or firm acting on behalf of the Seller or under the authority of the Seller is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

Section 5.7 Litigation. There is no action, proceeding or investigation pending or threatened against the Seller, and Seller is not aware of any basis for any such action, proceeding or investigation, which could result in a liability which would have a material adverse effect on the Purchased Assets, JISCO or the ability of the Seller to consummate the transactions contemplated hereunder.

Section 5.8 JISCO. (a) JISCO is duly organized, validly existing and in good standing under the laws of the State of New York and has the power to own, lease or operate its properties and to carry on its business as now being conducted. The authorized capital stock of Company consists of 200 shares of common stock, no par value, all of which are issued and outstanding. JISCO has no subsidiaries. The Seller shall furnish to the Buyer on or before the Closing Date true and complete copies of the certificate of incorporation and by-laws of JISCO, and all amendments thereto. As of the date hereof JISCO has not, and on the Closing Date JISCO will have not, adopted by-laws. All issued shares of capital stock of JISCO are duly authorized, validly issued and fully-paid and non-assessable. No options, warrants or other rights for the purchase of any of the capital stock of JISCO or any security convertible into such stock are authorized and outstanding. The Seller is the registered holder and beneficial owner of the JISCO stock, free and clear of all Encumbrances.

     (b) JISCO has no liabilities, whether absolute, accrued, contingent or otherwise, except for the Lease and as disclosed in writing by the Seller to the Buyer. All federal, state, local and foreign income, excise, property, sales, and other taxes, assessments, governmental charges, penalties, interest and fines

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due and payable by JISCO and by any other person, firm or corporation which will or may be liabilities of JISCO, for all periods ending on or before the Closing Date, have been paid in full. JISCO has filed, or will file prior to the Closing Date, all federal, state, local and foreign income, excise, property, sales, withholding, social security, information returns, and other tax returns, reports and related information ("Returns") required to have been filed by them, and no extension of the time for filing a Return will be in effect on the Closing Date. The Returns that have been filed have been accurately prepared and have been duly and timely filed. There are no actions, suits, proceedings, investigations or claims now threatened or pending against JISCO in respect of taxes, governmental charges or assessments, or any matter under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority.

Section 5.9 Operation. JISCO has not conducted any active business or other operation at any time during its existence. Its sole function, at all times, has been as the lessee in respect of the Leased Premises.

Section 5.10 Contracts. All of the Contracts and the Lease are valid and binding, enforceable in accordance with their respective terms, and are in full force and effect. Except as set forth in this Agreement, there is not under any Contract (a) any existing default by the Seller, or JISCO under the Lease for the Leased Premises, or any event which, after notice or lapse of time, or both, would constitute a default by Seller or JISCO or result in a right to accelerate by any other person or a loss of any rights of the Seller or JISCO and (b) to the best of Seller's knowledge, any default by any other person, or any event which, after notice or lapse of time, or both, would constitute a default by any such person or result in a right to accelerate by the Seller or a loss of any rights of any such person. True and complete copies of all Contracts and the Lease (together with any and all amendments thereto) have been delivered to the Buyer.

Section 5.11 Employees. Schedule 4.2 hereto contains a complete and accurate listing of all of the employees of the Seller who work on financial matters for the Buyer, their respective salaries and benefits. Each of the Employees while employed by the Seller is and will continue through the Closing Date to be an employee at will of Seller, and there are no agreements or understandings, written or oral, between the Seller and any of the Employees as to their employment or otherwise. As of the Closing Date, none of the Employees are or will be owed any accrued vacation, severance, back pay or other compensation or benefits. This representation shall not affect the agreement between the Buyer and the Seller set forth in Section 4.2 hereof.



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Section 5.12   Disclaimer.  EXCEPT AS SET FORTH IN THIS ARTICLE V
SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED.



     ARTICLE VI -- REPRESENTATIONS AND WARRANTIES OF THE BUYER

          The Buyer represents and warrants to the Seller, and the Seller in agreeing to consummate the transactions contemplated by this Agreement has relied upon such representations and warranties, that:

Section 6.1 Organization, Standing and Power. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority (corporate and other) to own, lease and operate its properties, to carry on its business as now being conducted and to enter into this Agreement and consummate the transactions contemplated hereby.

Section 6.2 Valid and Binding Agreements. All necessary action on the part of the Buyer has been taken to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding agreement of the Buyer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization or similar laws or equitable principles relating to creditors' rights generally.

Section 6.3 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance with any of the provisions hereof will (i) violate or conflict with the Certificate of Incorporation of the Buyer or any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Buyer, or (ii) violate or conflict with, or result in a breach of any of the provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon the stock or any of the properties or assets of the Buyer under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument of the Buyer.

Section 6.4 Consents and Approvals. No permit, consent, approval or authorization of, or declaration, filing or registration with, any governmental authority is necessary to be obtained by Buyer in connection with the execution and delivery of this

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Agreement by the Buyer or the consummation by the Buyer of the transactions contemplated hereby and no consent of any third party is required to be obtained by Buyer to consummate any of the transactions contemplated hereby.

Section 6.5 Broker's or Finder's Fees. No agent, broker, investment banker, person or firm acting on behalf of the Buyer or under the authority of the Buyer is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.


ARTICLE VII -- CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

          All obligations of the Buyer that are to be discharged under this Agreement are subject to the Seller's fulfillment, at Closing or effective as of the Closing Date or any of the dates specified herein, of each of the following conditions (unless expressly waived in writing by the Buyer at any time at or prior to the Closing) and the Seller shall be use best efforts to cause each of such conditions to be satisfied:

Section 7.1 Representations and Warranties. On the Closing Date, the representations and warranties of the Seller set forth in Article V or elsewhere in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date and the Buyer shall have received at the Closing a certificate, dated the Closing Date, signed by the Seller to such effect.

Section 7.2 Covenants, Agreements and Conditions. The Seller shall have performed and complied with all covenants, agreements and conditions contained in this Agreement required to be performed by it on or prior to the Closing Date, and the Buyer shall have received at the Closing a certificate, dated the Closing Date, signed by the Seller to such effect.

Section 7.3 Consents and Approval. All consents to be obtained in connection with the transactions contemplated by this Agreement by the Seller and all documents incident thereto shall be reasonably satisfactory in form and substance to the Buyer and its counsel, each of whom shall have received all such originals or certified or other copies of such documents as either may reasonably request.

Section 7.4 Proceedings. No action or proceeding shall be pending or threatened to restrain or prevent the consummation of the transactions contemplated hereby.

Section 7.5 Deliveries. The Seller shall have delivered to the Buyer the items referred to in Section 3.2 or otherwise in this Agreement.


ARTICLE VIII -- CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER

          All obligations of the Seller that are to be discharged under this Agreement at the Closing are subject to the Buyer's fulfillment at the Closing or effective as of the Closing Date or other dates specified in this Agreement of each of the following conditions (unless expressly waived in writing by the Seller at any time at or prior to the Closing) and the Buyer shall use its reasonable efforts to cause each of such conditions to be satisfied:

Section 8.1 Representations and Warranties. On the Closing Date, the representations and warranties of the Buyer set forth in Article VI of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date, and the Seller shall have received at the Closing a certificate, dated the Closing Date, signed by the President or Vice President of the Buyer to such effect.

Section 8.2 Covenants, Agreements and Conditions. The Buyer shall have performed and complied with all covenants, agreements and conditions contained in this Agreement required to be performed by it on or prior to the Closing Date, and the Seller shall have received at the Closing a certificate, dated the Closing Date, signed by the President or a Vice President of the Buyer to such effect.

Section 8.3 Consents and Approval. All consents to be obtained in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Seller and their counsel, Dickstein, Shapiro & Morin, L.L.P., each of whom shall have received all such originals or certified or other copies of such documents as either may reasonably request.

Section 8.4 Proceedings. No action or proceeding shall be pending or threatened to restrain or prevent the consummation of the transactions contemplated hereby.

Section 8.5 Deliveries. The Buyer shall have delivered to the Seller the items referred to in Section 3.3 or otherwise in this Agreement.


                ARTICLE IX - - POST CLOSING MATTERS

Section 9.1 Further Assurances. Each party hereto shall cooperate with the other, and execute and deliver, or cause to be executed and delivered, all such other instruments, including instruments of conveyance, assignment and transfer, and take all such other actions as may be reasonably requested by the other party hereto from time to time, consistent with the terms of this Agreement, to effectuate the purposes and provisions of this Agreement.

Section 9.2 Prorating of Expenses. After the Closing Date, any bills or requests for payment received by either the Seller or the Buyer in connection with the Leased Premises, the Business, the Purchased Assets or JISCO which reflect in whole or part liabilities retained or assumed, respectively, by the Seller on the one hand, or the Buyer on the other (excluding any federal, state, or local income taxes), shall be allocated between the Seller and the Buyer on the basis of the amount of time covered by such bill or request that the liabilities were the responsibility of the Seller or by the Buyer, or as otherwise appropriate under the terms of this Agreement; provided, however, that, unless the failure to pay could adversely affect a party or its rights, neither party shall pay such bill or request for payment without the prior consent of the other party, not to be unreasonably withheld or delayed.


                          ARTICLE X -- MISCELLANEOUS

Section 10.1 Survival of Representations, Warranties and Agreements. All representations and warranties of the Buyer and the Seller contained in Articles V and VI herein and in any certificate executed and delivered by any of them in connection with this Agreement, shall terminate and expire one (1) year after the Closing Date. All agreements of the parties contemplating performance after the Closing Date shall survive the Closing Date until the expiration of the applicable statute of limitations for any claim relating thereto.

Section 10.2 Notices. All notices, requests, consents and other communications hereunder shall be in writing and may be delivered personally (including by courier) or by first-class registered or certified mail, postage prepaid, or by recognized overnight delivery service or by telecopy, addressed to the following addresses or to other such addresses as may be furnished in writing by one party to the others:

     (a)  if to the Seller:

          Jerome I. Silverman
          417 Crossways Park Drive
          Woodbury, New York  11791
          Telecopy: (516)  364-0505
          with a copy to:

          Dickstein, Shapiro & Morin, L.L.P.
          2101 L Street, N.W.
          Washington, D.C.  20037
          Attention:  John W. Griffin, Esq.
          Telecopy:  (202) 887-0689

     (b)  if to the Buyer:

          Jennifer Convertibles, Inc.
          419 Crossways Park Drive
          Woodbury, New York  11791
          Attention:  Harley Greenfield
          Telecopy:  (516) 496-8380

          with a copy to:

          Robinson Silverman Pearce
            Aronsohn & Berman
          1290 Avenue of the Americas
          New York, New York  10104
          Attention:  Michael Rosen, Esq.
          Telecopy: (212) 541-4630


          Service of any such notice or other communication so made by mail shall be deemed complete on the day of actual delivery thereof as shown by the addressee's registry or certification receipt.

Section 10.3 Risk of Loss. Legal title, equitable title and risk of loss with respect to the Purchased Assets shall not pass to the Buyer until the Purchased Assets are transferred to the Buyer on the Closing Date.

Section 10.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such jurisdiction's conflicts of laws principles. The parties agree that venue for any suit, action, proceeding or litigation arising out of or in relation to this Agreement shall be in any federal or state court in the State of New York having subject matter jurisdiction.

Section 10.5 Modification; Waiver. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by the Buyer and the Seller. Any party may waive any misrepresentation by any other party, or any breach of warranty by, or failure to perform any covenant, obligation or agreement of, any other party, provided that mere inaction or failure to exercise any right, remedy or option under this Agreement, or delaying in exercising the same, will not operate as nor shall be construed as a waiver, and no waiver will be effective unless set forth in writing and only to the extent specifically stated therein.

Section 10.6 Entire Agreement. This Agreement, the schedules and exhibits hereto and any other agreements or certificates delivered pursuant hereto constitute the entire agreement of the parties hereto with respect to the matters contemplated hereby and supersede all previous written or oral negotiations, commitments, representations and agreements. Notwithstanding the foregoing, or anything contained herein to the contrary, the parties hereto agree that nothing contained herein shall be construed to modify or waive any rights of the Seller or the Buyer under any other contract, arrangement, agreement or understanding, oral or written, between the Seller and the Buyer (or any of the Buyer's affiliates) which is not specifically referred to herein and the Seller and the Buyer hereby reserve any and all rights which he or it may have with regard to any such agreement, arrangement or understanding, or with respect to any other claims they may have as to each other or third parties, including, without limitation, that certain letter Agreement dated June 25, 1991 and the fact that Seller is designated as the accountant for Jennifer L.P. III, Jennifer L.P. IV, Jennifer L.P. V, Jennifer L.P. VI, Jennifer L.P. VII and Jennifer L.P. VIII pursuant to their respective partnership agreements.

Section 10.7 Assignment; Successors and Assigns. This Agreement may not be assigned by the Seller or the Buyer without the prior written consent of the other party. Subject to Section 11.1, all covenants, representations, warranties and agreements of the parties contained herein shall be binding upon and inure to the benefit of their respective successors and assigns.

Section 10.8 Public Announcements. Except as provided for herein, no written public announcement of the transactions contemplated hereby prior to the Closing or of the terms hereof at any time shall be made by any party without the prior written consent of the other party, not to be unreasonably withheld or delayed, except to the extent as may be required by law in the opinion of counsel to the Buyer or counsel to the Seller, or as the Buyer may determine reasonably necessary and appropriate in response to inquiries.

Section 10.9 Severability. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

Section 10.10 No Third-Party Beneficiary. This Agreement is intended and agreed to be solely for the benefit of the parties hereto, and no third party shall accrue any benefit, claim or right of any kind whatsoever pursuant to, under, by or through this Agreement.

Section 10.11 Execution in Counterpart. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.


          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                    JENNIFER CONVERTIBLES, INC.


                                    BY: /s/ Harley Greenfield
                                        ----------------------------------
                                        Name:  Harley Greenfield
                                        Title: President


                                    /s/ Jerome I. Silverman
                                    --------------------------------------
                                    JEROME I. SILVERMAN

                       ATTACHMENTS TO PURCHASE AGREEMENT


Schedule 1.1                  Property

Schedule 1.2                  Contracts, Leases and Agreements

Schedule 1.3                  Exempt Personal Property

Exhibit  3.2                  Bill of Sale, Assignment and
                              Assumption Agreement

Schedule 4.2                  Employees

Schedule 4.3                  Seller's Employees

Schedule 5.4                  Consents and Approvals

Schedule 5.5                  Leases and Other Loans

                                 Schedule 1.1

                                   PROPERTY


Computer System .. Accessories
Telephone System .. Alarm
Desks
File Cabinets
Chairs
Job Costs, Electrician and Upgrades
Storage Shelving
Tax Office
Sound System
Kitchen
Custom Shelving, Wall Shelving
Window Treatments
Bookcases, Light Fixtures
Xerox
Prepaid Tax Service 1995
Security Deposit on Lease
Shredder
Adding Machines, staples, hole punches,
  desk accessories, pencil sharpeners,
  and storeroom full of supplies (approx.)
All of the furniture and fixtures from the following
  rooms which is not set forth on Schedule 1.3:
    Executive Office 1st
    Executive Office 2nd
    Small Conference Room
    Administrator' s Office

                                 Schedule 1.2

                       CONTRACTS, LEASES AND AGREEMENTS



Contract for Computer Maintenance with Adept
  Network Technologies

Contract for Telephone Maintenance with PSR Technology Inc.


Contract for Burglar and Fire Alarm SAB Burglar &
  Fire Alarms Inc.

                                 Schedule 1.3

                           EXEMPT PERSONAL PROPERTY


Personal desks pictures
4 wall pictures in Jerry Silverman's office
2 wall pictures in Diana Silverman's office
2 wall pictures in Isabelle Silverman's office
1 Triplex picture in main conference room
11 wall pictures in Philip Silverman's office
9 wall pictures in Irwin Silverman's office
1 wall picture in secondary conference room
5 wall pictures in the office extension
Some mementos
Antique lamp
Rollabout file
Personal filing cabinets
Steelmaster organizer filing cabinets
Personal microfilm machine and camera viewer
Software on 1040 Solutions Program
Tax books
6 digital computers and printers (DEC) used for clients other than Buyer and 7 digital computers and printers currently in storage
All of Philip's furniture (easily identified)
All Jerome I. Silverman stationery and signs
Personal plants received as presents

                                                                   EXHIBIT 3.2

                           BILL OF SALE, ASSIGNMENT
                                     AND
                             ASSUMPTION AGREEMENT
                             --------------------

        KNOW ALL PERSONS BY THESE PRESENTS, that JEROME I. SILVERMAN (the "Seller"), pursuant to that certain Asset Purchase Agreement (the "Asset Purchase Agreement') dated as of July 29, 1994, by and among the hereinafter named Buyer and the Seller, and for good and valuable consideration, the receipt of which is hereby acknowledged, hereby sells, assigns, transfers, sets over, conveys and delivers unto JENIFER CONVERITBLES, INC., a Delaware corporation (the "Buyer"), effective as of 12:01 a.. on the date hereof, (a) all of the issued and outstanding capital stock (the "JISCO Stock") of JISCO Holding Corp. ("JISCO"), (b) all of the right, title and interest in and to all property and assets owned by the Seller and used in the Business and located at the Leased Premises which are listed on Exhibit A hereto (the "Property"), (C) all right, title and interest of the Seller under contracts, leases and other agreements which are listed On Exhibit B hereto (the "Contracts") and (d) all corporate records and books of account of JISCO and including, without limiting the generality of the foregoing, minute books, share register books, share certificate books and corporate seals, and all books and records, correspondence and files of or relating to the business of the Buyer, Purchased Assets (hereinafter defined) and/or the employee(collectively, the "Records"); and JISCO Stock, the Property, the Contracts, and the Records are referred to herein collectively as the "Purchased Assets").

     PROVIDED HOWEVER, that the Purchased Assets shall not include and the Seller shall retain all of his right, title and interest in and to all of the following:

     (a) cash, cash equivalents and accounts receivable of the Seller as of the date hereof and the Closing Date;

     (b) the personal property owned by the Seller and located at the Leased Premises listed on Exhibit C hereto; and

     (c) any records of the Seller not relating to the Buyer, including, without limitation, records relating to Jara Enterprises, Inc. and any of its subsidiaries or affiliates (other than the Buyer) and any records relating to clients of the Seller (other than the Buyer).


     TO HAVE AND TO HOLD, the entire right, title and interest of the Seller in and to the Purchased Assets hereby sold, transferred, conveyed an assigned to the Buyer, its successors and assigns, to and for its and their own use and benefit forever.


     The Buyer hereby assumes and agrees to pay and discharge, when due all liabilities and obligations of the Seller which are listed on Exhibit B hereto arising on or after September 1, 1994 under each Contract assigned to the 8uyer pursuant to this Agreement, or to which the Buyer otherwise specifically consents in writing (the "Assumed Liabilities"). Except as specifically

Set forth herein, the Buyer has not, and shall not be deemed to have, assumed any other obligations or liabilities of the Seller whatsoever of any kind or nature, whether accrued, absolute, contingent or otherwise, and the Seller shall be solely responsible for and fully and promptly pay and discharge any and all such obligations or liabilities when due.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.


     Capitalized terms not defined herein shall have the meanings given such terms in the Asset Purchase Agreement.


     This Agreement shall be effective on the date hereof and shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and assigns.

     IN WITNESS WHEREOF, the Buyer and the Seller have each caused this Bill of Sale, Assignment and Assumption Agreement to be duly executed on this 1st day of September, 1994.



                               SELLER:



                               -------------------------------------------
                               JEROME I. SILVERMAN


                               BUYER:

                               JENNIFER CONVERTIBLES, INC.


                               By:
                                   --------------------------------------
                                   Name:
                                   Title:

                                  EXHIBIT A
                                  ---------

                               Purchased Assets


Computer System . . Accessories
Telephone System . . Alarm
Desks
File Cabinets
Chairs
Job Costs, Electrician and Upgrades
Storage Shelving
Tax office
Sound System
Kitchen
Custom Shelving, Wall Shelving
Window Treatments
Bookcases, Light Fixtures
Xerox
Prepaid Tax Service 1995
Security Deposit on Lease
Shredder
Adding machines, staples, hole punches,
desk accessories, pencil sharpeners,
and storeroom full of supplies
(approx.)
All of the furniture and fixtures from
the following rooms which is not set
forth on Exhibit C:
Executive Office 1st
Executive Office 2nd
Small Conference Room
Administrator's Office

                                  EXHIBIT B
                                  ---------

                              Assigned Agreements


Contract for Computer Maintenance with Adept
  Network Technologies

Contract for Telephone Maintenance With PSR Technology Inc.

Contract for Burglar and Fire Alarm with SAB Burglar &
  Fire Alarms Inc.

                                  EXHIBIT 3
                                  ---------

                           Exempt Personal Property


Personal desk pictures
4 wall pictures in Jerry Silverman's office
2 wall pictures in Diana Silverman's office
2 wall pictures in Isabelle Silverman's office
1 Triplex picture in main conference room
11 wall pictures in Philip Si1verman's office
9 wall pictures in Irwin Silverman's office
1 wall picture in secondary conference room
5 wall pictures in the office extension
Some mementos
Antique lamp
Rollabout file
Personal filing cabinets
Steelmaster organizer filing cabinets
Personal microfilm machine and camera viewer
Software on 1040 Solutions Program
Tax books
6 digital computers and printers (DEC) used for clients other than Buyer and 7 digital computers and printers currently in storage
All of Philip's furniture (easily identified)
All Jerome I. Silverman stationery and signs
Personal plants received as presents

                                 Schedule 4.2


                                  Employees

                                   Yearly
                                   Salary
                                as of 7/29/94          Benefits
                                -------------          --------
Muriel Ganz                      $ 30,000
Gina Marie Andriani                22,100
Lisa Baricevio                     22,620
Patricia Notarfrancesco            Z3,000
Roberta Rosenblatt                 22,100
E1izabeth Tellona               *  314.00 pr hr.
Roger Chin                      *    7.O0 pr hr
Resemary Gannotta                  23,4OO
Donna Gooley                       24,500
Denise Harwood                  *    7.00 pr br.
Laura Johnson                      32,000
Dona1d Luckman                  *    7.00 pr hr.
Dominick Mirabelli              *    7.00 pr hr.
Denise Briggs                      26,000
Robert Caporaso                    33,O0O
Margaret Caraldi                   40,000
Mario DePascale                    25,0OO
Donna Fabiano                      43,000
Joyce Fox                          70,000         CPE courses req
                                                  by law.
                                                  Annual renewal of
                                                  all prof.
                                                  licenses
David Gerber                       33,000         Education Courses
                                                  limited to $2,OOO
                                                  per year.
Lisa Ladd                          45,000
Tina Mahoney                       26,000
Joseph Mendelsohn                  75,000
Jennifer Wynne                     30,000

                                 Schedule 4.3

                              SELLER'S EMPLOYEES


Jerome Silverman
Diana Silverman
Isabelle Silverman
Irwin Silverman
Philip Silverman
Judy Kantor
Gina Lo Cascio
Frank Reppazo
Maria Lu
Andrea Ettinger
Kimberly Kaszuba
Karen Califano
Yvette Gigan
Lorraine Sheahan

                                 Schedule 5.4

                            CONSENTS AND APPROVALS


Contract for Computer Maintenance with Adept Network
  Technologies

Contract for Telephone Maintenance with PST Technology Inc.

Contract for Burglar and Fire Alarm SAB Burglar &
  Fire Alarms Inc.

                                 Schedule 5.5

                            LEASES AND OTHER LOANS


ATT Capital (phone system)
WASCO Funding (equipment)
Chase Manhattan (equipment)
Xerox Corp. (equipment)